UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2016

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

In a current report on Form 8-K filed on November 23, 2016, Dr Pepper Snapple Group, Inc. (the "Company") reported that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Bai Brands LLC would become a wholly-owned indirect subsidiary of the Company (the "Merger"). The consummation of the Merger is conditioned upon, among other things as set forth in the Merger Agreement, the expiration or termination of the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). On December 9, 2016, the U.S. Federal Trade Commission notified the Company that early termination of the waiting period under the HSR Act was granted, effective immediately.

The consummation of the Merger remains subject to the other closing conditions set forth in the Merger Agreement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

December 12, 2016	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President and General Counsel